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                                                              Exhibit 10.13

           SUPPLEMENTARY SAVINGS AND INCENTIVE AWARD DEFERRAL PLAN
                         FOR ELIGIBLE EXECUTIVES OF
                  CSX CORPORATION AND AFFILIATED COMPANIES
                           As Amended and Restated
                               January 1, 1993
                              TABLE OF CONTENTS
                                                                          Page
         ARTICLE 1.DEFINITIONS.........................................   1
                 1.1  Account..........................................   1
                 1.2  Affiliated Company...............................   1
                 1.3  Award............................................   1
                 1.4  Award Deferral Agreement.........................   1
                 1.5  Board of Directors...............................   1
                 1.6  Change of Control................................   1
                 1.7  Code.............................................   3
                 1.8  Committee........................................   3
                 1.9  Compensation.....................................   3
                 1.10 Corporation......................................   3
                 1.11 Deferral Agreement...............................   4
                 1.12 Effective Date...................................   4
                 1.13 Eligible Executive...............................   4
                 1.14 Matching Credits.................................   5
                 1.15 Member...........................................   5
                 1.16 MICP.............................................   5
                 1.17 Participating Company............................   5
                 1.18 Plan.............................................   5
                 1.19 Salary Deferrals.................................   5
                 1.20 Salary Deferral Agreement........................   5
                 1.21 Salary Deferral Package..........................   5
                 1.22 Tax Savings Thrift Plan..........................   6
                 1.23 Valuation Date...................................   6

         ARTICLE 2. MEMBERSHIP.........................................   7
                 2.1  In General.......................................   7
                 2.2  Modification of Initial Deferral Agreement.......   7
                 2.3  Termination of Membership; Re-employment.........   8
                 2.4  Change in Status.................................   9

         ARTICLE 3. AWARD DEFERRAL PROGRAM.............................  10
                 3.1  Filing Requirements..............................  10
                 3.2  Amount of Deferral...............................  11
                 3.3  Crediting to Account.............................  11

         ARTICLE 4. SALARY DEFERRAL PROGRAM............................  13
                 4.1  Filing Requirements..............................  13
                 4.2  Salary Deferral Agreement........................  13
                 4.3  Amount of Salary Deferrals.......................  14
                 4.4  Changing Salary Deferrals........................  15
                 4.5  Certain Additional Credits.......................  16




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         ARTICLE 5. MAINTENANCE OF ACCOUNTS............................  17
                 5.1  Adjustment of Account............................  17
                 5.2  Investment Performance Elections.................  18
                 5.3  Changing Investment Elections....................  19
                 5.4  Vesting of Account...............................  19
                 5.5  Individual Accounts..............................  19

         ARTICLE 6. PAYMENT OF BENEFITS................................  20
                 6.1  Commencement of Payment..........................  20
                 6.2  Method of Payment................................  21
                 6.3  Applicability....................................  23
                 6.4  Hardship.........................................  23
                 6.5  Designation of Beneficiary.......................  24
                 6.6  Special Distribution Rules.......................  24
                 6.7  Status of Account Pending Distribution...........  25
                 6.8  Installments and Withdrawals Pro-Rata............  25
                 6.9  Acceleration of Payments.........................  25

         ARTICLE 7. AMENDMENT OR TERMINATION...........................  27
                 7.1  Right to Terminate...............................  27
                 7.2  Right to Amend...................................  27
                 7.3  Uniform Action...................................  27

         ARTICLE 8. GENERAL PROVISIONS.................................  28
                 8.1  No Funding.......................................  28
                 8.2  No Contract of Employment........................  28
                 8.3  Withholding Taxes................................  28
                 8.4  Nonalienation....................................  28
                 8.5  Administration...................................  29
                 8.6  Construction.....................................  30

         ARTICLE 9. POST-SECONDARY EDUCATION SUB-ACCOUNTS..............  31
                 9.1  Post-Secondary Education Sub-Accounts............  31
                 9.2  Distribution of Post-Secondary Education
                      Sub-Accounts.....................................  32
                 9.3  Construction.....................................  34



















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                                INTRODUCTION

         This Supplemental Savings and Incentive Award Deferral Plan for Eligible Executives of CSX Corporation and Affiliated Companies (the "Plan") is effective October 1, 1987. This plan is generally intended to provide certain executives eligible to participate in the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies (the "Savings Plan") with an opportunity to defer a portion of their salary, and/or award(s) under the Management Incentive Compensation Plan until their retirement or other termination of employment and to restore employer matching contributions lost under the Plan because of the application of Sections 401(a)(17),401(k),401(m) and 415 of the Internal Revenue Code. Commencing with respect to MICP awards paid and salary earned after 1990, eligible executives may, if they so elect, designate all or a portion of such deferrals to be used for payment of post-secondary education expenses for one or more members of their families. The Plan is unfunded and is maintained by CSX Corporation and Affiliated Companies primarily for the purpose of providing deferred compensation for a select group of management who are highly-compensated employees. The Plan reads as hereinafter set forth.

                           ARTICLE 1. DEFINITIONS

         1.1 Account shall mean the book-keeping account maintained for each Member to record his Salary Deferrals, Matching Credits and the amount of Awards he has elected to defer, as adjusted pursuant to Article 5. The Account shall consist of the sub-accounts, if any, established pursuant to
Article 9 (hereinafter referred to as the "Post Secondary Education Sub-account") and all amounts not in those accounts shall be allocated to a sub-account hereinafter referred to as the "Retirement Sub-account". The Committee may establish such other sub-accounts within a Member's Account as it deems necessary to implement the provisions of the Plan.

         1.2 Affiliated Company shall mean the Corporation and any company or corporation directly or indirectly controlled by the Corporation.

         1.3 Award shall mean, for any year, the amount awarded to an employee of an Affiliated Company for that year (including any special incentive award) and, in the absence of an Award Deferral Agreement with respect to such amount, payable to him in the succeeding year under the MICP.

         1.4 Award Deferral Agreement shall mean a Deferral Agreement filed in accordance with the award deferral program as described in Article 3.

         1.5 Board of Directors or "Board" shall mean the Board of Directors of the Corporation.

         1.6  Change of Control shall mean any of the following:

         (a) The acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding

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                 shares of common stock of the Corporation or the combined
                 voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be; or

         (b) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
                 Act); or

         (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% or, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of its sale or other disposition of all or substantially all of the assets of the Corporation.
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         1.7  Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.8 Committee shall mean the committee appointed pursuant to Section to 8.5 administer the Plan.

         1.9 Compensation shall mean the "Base Compensation" of an Eligible Executive as defined in the Tax Savings Thrift Plan, determined prior to (a) any Salary Deferrals under Article 4, and (b) any limit on compensation imposed by Section 401(a)(17) of the Code.

         1.10 Corporation shall mean CSX Corporation, a Virginia corporation, and any successor thereto by merger, purchase or otherwise.

         1.11 Deferral Agreement shall mean either an Award Deferral Agreement or a Salary Deferral Agreement, or both if the context so requires. A Deferral Agreement shall be a completed agreement between an Eligible Executive and a Participating Company of which he is an employee under which the Eligible Executive agrees to defer an Award or make Salary Deferrals under the Plan, as the case may be. The Deferral Agreement shall be on a form prescribed by the Committee and shall include any amendments, attachments or appendices.

         1.12 Effective Date shall mean October 1, 1987 or with respect to the Eligible Executives of a company which adopts the Plan, the date such company becomes a Participating Company.

         1.13 Eligible Executive shall mean an employee of a Participating Company, provided that:

         (a) for purposes of the award deferral program in Article 3, such employee (i) is employed by a Participating Company in the salary grades of 21 through 40 inclusive, as of December 30 of the calendar year in question or (ii) retired from the Participating Companies or terminated employment with the Participating Companies on account of disability, as determined by the Committee, and was in salary grades 21 through 40 inclusive at the time of such retirement or termination or

         (b)     for purposes of the salary deferral program described in
                 Article 4, such employee is eligible for membership in the Tax Savings Thrift Plan and is employed in salary grades 21 through 40 inclusive.
                 The Committee may, in its sole discretion, designate any other employee of an Affiliated Company an Eligible Executive.

         1.14 Matching Credits shall mean amounts credited to the Account of a Member pursuant to Section 4.5.

         1.15 Member shall mean, except as otherwise provided in Article 2, each Eligible Executive who has executed an initial Deferral Agreement as described in Section 2.1.

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         1.16 MICP shall mean the Participating Companies' Management
Incentive Compensation Program.

         1.17 Participating Company shall mean the Corporation any company or corporation directly or indirectly controlled by the Corporation, which the Board designates for participation in the Plan in accordance with Section 8.5(b).

         1.18 Plan shall mean this Supplementary Savings and Incentive Award Deferral Plan for Eligible Executives of CSX Corporation and Affiliated Companies, as amended from time to time.

         1.19 Salary Deferrals shall mean the amounts credited to a Member's Account under Section 4.3.

         1.20 Salary Deferral Agreement shall mean a Deferral Agreement filed in accordance with the salary deferral program described in Article 4.

         1.21 Salary Deferral Package shall mean a percentage of an Eligible Executive's Base Compensation elected in a Salary Deferral Agreement, pursuant to Section 4.1 hereof, and shall be an integral percentage not in excess of thirty (30) percent.

         1.22 Tax Savings Thrift Plan shall mean the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies, as amended from time to time.

         1.23 Valuation Date shall mean the last business day of each calendar month following the Effective Date.


                            ARTICLE 2. MEMBERSHIP

         2.1 In General:

         (a) An Eligible Executive shall become a Member as of the date he files his initial Deferral Agreement with the Committee. However, such Deferral Agreement shall be effective for purposes or deferring an Award or making Salary Deferrals only as provided in Articles 3 and 4.

         (b) A Member's Initial Deferral Agreement shall be in writing and properly completed upon a form approved by the Committee, which shall be the sole judge of the proper completion thereof. Except as provided in Section 4.1(d), such Agreement shall provide for the deferral of an Award or for Salary Deferrals, shall specify the date of distribution and form of payment, and may include such other provisions as the Committee deems appropriate. An initial Deferral Agreement shall not be revoked or modified except pursuant to the establishment of a Post-Secondary Education Sub-account as provided in Article 9 or as otherwise provided in this Article 2.


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         (c)     As a condition for membership, the Committee may require
                 such other information as it deems appropriate.

         2.2  Modification of Initial Deferral Agreement

         (a) A Member may elect to change, modify or revoke his initial Deferral Agreement as follows:

            (i) A Member may change the amount or Award he elects to defer on his initial Award Deferral Agreement prior to the Agreement's effective date as provided in Article 3.

            (ii) A Member may changed the rate of his Salary Deferrals, or suspend his Salary Deferrals on account of severe financial hardship, as provided in Article 4.

            (iii)A Member may change the event entitling him to distribution which he designated on his initial Deferral Agreement, subject to the five percent (5%) penalty described in
                 Section 6.1(b).

            (iv) A Member may change the form of payment which he designated on his initial Deferral Agreement, subject to the five percent (5%) penalty described in Section 6.2(b). Notwithstanding any provision in this Section 2.2(a) to the contrary, the establishment of a Post-Secondary Education Sub-account with respect to future Salary Deferrals and Awards as provided in Article 9 shall not be deemed a change for the purposes of this Section 2.2(a).

         (b) A Member who files an Award Deferral Agreement specifying the amount of Award he is deferring for a calendar year shall not, in this respect, be deemed to have changed or revoked his initial Deferral Agreement.


         2.3  Termination of Membership; Re-employment

         (a) Membership shall cease, subject to Section 2.4, upon a Member's termination of employment; provided that if a former Eligible Executive is receiving severance payments under a Participating Company's severance pay program or is eligible to defer an Award under Article 3, he shall not be deemed to have terminated employment until the later time of the date the severance payments cease or the date the Award would have been paid. Membership shall be continued during a leave of absence approved by the Participating Companies.

         (b) Upon re-employment as an Eligible Executive, a former member may become a Member again as follows:

            (i) in the case of a former Member who prior to re-employment received the balance in his Account, by executing a Deferral Agreement under Section 2.1 as though for all purposes of

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                 the Plan the Affiliated Companies had never employed the
                 former Member;

            (ii) in the case of a former Member who prior to re-employment did not received the balance in his Account, by executing a Deferral Agreement under Section 2.1; provided his previous elections of the event entitling him to distribution, form or payment and beneficiary shall remain in effect.

         2.4  Change in Status

         a. In the event that a Member ceases to be an Eligible Executive with respect to Salary Deferrals but continues to be employed by an Affiliated Company his Salary Deferrals and Matching Credits shall thereupon be suspended until such time as he shall once again become an Eligible Executive. All other provisions os his Salary Deferral Agreement shall remain in force and he shall continue to be a Member of the Plan.

         b. In the event that a Member ceases to be an Eligible Executive with respect to the deferral of Awards hereunder but continues to be employed by an Affiliated Company, he shall continue to be a Member of the Plan but shall not be eligible to defer any portion of future awards until such time as he shall once again become an Eligible Executive.



                     ARTICLE 3. AWARD DEFERRAL PROGRAM

         3.1 Filing Requirements:

         (a) At such time as the Committee may prescribe prior to the close of business on December 30 in any calendar year an Eligible Executive may elect to defer all or a portion of his Award, if any, for that year. Such election shall be made by filing an Award Deferral Agreement with the Committee on or before the close of business on December 30 of the calendar year for which the Award is made. In the event that December 30 does not fall on a weekday, such filing must be made by the close of business on the last prior business day.

         (b) Notwithstanding paragraph 3.1(a) above, an individual who becomes an Eligible Executive after the calendar year for which an Award is made, but prior to the first day of the month in which such Award is determined including required action by the Board, may elect to defer all or a portion of that Award in accordance with this paragraph 3.1(b). Such election shall be made by filing an Award Deferral Agreement during the 30 day or shorter period beginning on the date the individual becomes an Eligible Executive and ending no later than the last day of the month preceding the month in which the Award is determined.

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         (c)     An Eligible Executive's election to defer all or a portion of his Award shall be effective on the last day that such deferral may be elected under paragraph 3.1(a) or 3.1(b) and shall be effective only for the Award in question. An Eligible Executive may revoke or change his election to defer all or a portion of his Award at any time prior to the date the election becomes effective. Any such revocation or change shall be made in a form and manner determined by the Committee.

         (d) An Eligible Executive shall not be entitled to defer an Award on or after attaining the age, if any, which he has designated under Section 6.1(b) or 6.1(c) for the purpose of commencing distribution of his Account (or, if applicable, his Retirement Sub-account). In the event a Member establishes a Post-Secondary Education Sub-account pursuant to Article 9, he shall not be entitled to defer all or any portion of an award into such a Sub-account after attaining the age which he has designated for the purpose of commencing distribution from the Sub-account.

         (e) An Eligible Executive shall not be entitled to defer an Award if his is eligible to defer his award under another nonqualified program of deferred compensation maintained by an Affiliated Company.

         3.2  Amount of Deferral:

         (a) In its sole discretion, the Committee may establish such maximum limit on the amount of Award an Eligible Executive may defer for a calendar year as the Committee deems appropriate. Such maximum limit shall appear on the Eligible Executive's Deferral Agreement for the year.

         (b) The minimum amount which an Eligible Executive may defer in any year shall be the lesser of $5,000 or the maximum amount determined under paragraph 3.2(a) above. If an Eligible Executive elects to defer less than this amount, his election shall not be effective.

         3.3  Crediting to Account:

         (a) The amount of Award which an Eligible Executive has elected to defer for a calendar year shall be credited to his Account as of the Valuation Date consistent with or next following the date the Award would have been paid to the Eligible Executive.

         (b) An additional credit shall be made to the Account as of the Valuation Date described in paragraph 3.3(a) above, determined as if the amount of Award deferred had earned the same rate of return as the CSX Cash Pool Earnings Rate from the date the Award would have been paid until the Valuation Date is it credited to the Eligible Executive's Account. In

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         PAGE 10

                 lieu of the CSX Corporation Cash Pool Earnings Rate, the Committee may designate, from time to time, such other indices of investment performance or investment funds as the measure of investment performance under this paragraph 3.3(b).



                     ARTICLE 4. SALARY DEFERRAL PROGRAM

         4.1  Filing Requirements:

         (a) An individual who is an Eligible Executive immediately prior to the Effective Date may file a Salary Deferral Agreement with the Committee, within such period prior to the Effective Date an in such manner as the Committee may prescribe.

         (b) An individual who becomes an Eligible Executive on or after the Effective Date may file a Salary Deferral Agreement with the Committee during the calendar month he becomes an Eligible Executive, in such manner as the Committee may prescribe.

         (c) An Eligible Executive who fails to file a Salary Deferral Agreement with the Committee as provided in paragraphs 4.1(a) and 4.1(b) above may file a Salary Deferral Agreement in any subsequent month of December.

         (d) An Eligible Executive who has not otherwise filed a Deferral Agreement shall file a Salary Deferral Agreement under paragraph 4.1(a) or 4.1(b) above, whichever applies, in order to receive the Matching Credits described in Section 4.5, provided that such agreement need not provide for Salary Deferrals.

         4.2 Salary Deferral Agreement: An Eligible Executive's Salary Deferral Agreement shall authorize a reduction in his base pay with respect to his Salary Deferrals under the Plan. The Agreement shall be effective for payroll periods beginning on or after the later of (a) the Effective Date or
(b) the first day of the month following the date the Salary Deferral Agreement is filed with the Committee in accordance with Section 4.1. Paychecks applicable to said payroll periods shall be reduced accordingly.

         4.3  Amount of Salary Deferrals

         (a) On each Valuation Date following the effective date of an Eligible Executive's Salary Deferral Agreement, his Account (or, if applicable, his Sub-accounts) shall be credited with an amount of Salary Deferral, if any, for the monthly payroll period ending thereon, as he elects in his Salary Deferral Agreement. Such Salary Deferral for any month shall be determined as the sum of his Basic Salary Deferral


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         PAGE 11

                 for such month determined under subparagraph (i) and his Additional Salary Deferral for such month, determined under subparagraph (ii) as follows:
                 (i) An Eligible Executive's Basic Salary Deferral shall be determined by multiply his monthly Compensation by the excess of his Salary Deferral Percentage over the percentage determined in subparagraph (ii) below
                 (ii) An Eligible Executive's Additional Salary Deferral shall be determined by multiplying his monthly Compensation by a percentage determined a (a) the excess of his Salary Deferral Percentage over 15%, divided by (B) .85.
                       provided, however, that no Basic Salary Deferral shall be made under this Plan for any month unless the Eligible Executive is prevented from making elective deferrals under the Tax Savings Thrift Plan for such month as a result of Section 402(g) of the Code, and provided further that, for the month in which such Basic Salary Deferral is first made, it shall be limited to the excess of the amount otherwise determined for such month under subparagraph 4.3(a)(i) above over the Eligible Executive's elective deferrals under the Tax Savings Thrift Plan for such month. If applicable, additional Deferrals shall be made for each month of the year to which the Salary Deferral Agreement applies, without regard to whether the Eligible Executive makes elective deferrals under the Tax Savings Thrift Plan and without regard to any Basic Deferrals under this Plan.

         (b) An Eligible Executive shall not be entitled to make Salary Deferrals on or after attaining the age, if any, which he has designated under Section 6.1(b) or 6.1(c) for the purpose of commencing distribution of his Account (or, if applicable, his Retirement Sub-account). In the event a Member establishes a Post-Secondary Education Sub-account pursuant to Article 9, he shall not be entitled to make Salary Deferrals into such Sub-account after attaining the age which he has designated for the purpose of commencing distribution from that Sub-account.

         4.4  Changing Salary Deferrals:

         (a) An Eligible Executive's election on his Salary Deferral Agreement of the rate at which he authorizes Salary Deferrals under the Plan shall remain in effect in subsequent calendar years unless he filed with the Committee an amendment to his Salary Deferral Agreement modifying or revoking such election. The amendment shall be filed in the month of December and shall be effective for payroll periods beginning on or after the following January 1.

         (b) Notwithstanding paragraph 4.4(a) above, an Eligible Executive may, in the event of severe financial hardship,

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         PAGE 12

                 request a suspension of his Salary Deferrals under the Plan. The request shall be made in a time and manner determined by the Committee, and shall be effective as of such date as the Committee prescribes. The Committee shall apply standards, to the extent applicable, identical to those described in
                 Section 6.3 in making its determination. The Eligible Executive may apply to the Committee to resume his Salary Deferrals with respect to payroll periods beginning on or after the January 1 following the date of suspension, in a time and manner determined by the Committee; provided, that the Committee shall approve such resumption only if the Committee determines that the Eligible Executive is no longer incurring such hardship.


         4.5 Certain Additional Credits: On each Valuation Date, there shall be credited Matching Credits to the Account (or if applicable, Retirement Sub-account of an Eligible Executive determined as follows:

         (a) For months prior to the inception of Basic Salary Deferrals hereunder, the greater of (i) or (ii)
         (b) For months during which Basic Salary Deferrals are effective, the greater of (i) or (iii), minus (iv), where
            '(i)' is the employer matching contributions the Eligible Executive would have received under the Tax Savings
                       Thrift Plan if the provisions of Sections   401(k)(3),
                       401(m)(9) and 415 of the Code had not applied to the Tax Savings Thrift Plan; and
            '(ii)' is an amount determined as 3% of the Eligible Executive's additional Salary Deferrals; and
            '(iii)' is the employer matching contributions the Eligible Executive would have received under the Tax Savings Thrift Plan if his deferrals under this Plan had been contributed to the Tax Savings Thrift Plan (in addition to those amounts actually contributed to that
                       Plan), based on "Compensation" as defined in this Plan and as if the provisions of Sections 401(a)(17), 401(k)(3), 401(m)(9) and 415 of the Code had not applied to the Tax Savings Thrift Plan; and
            '(iv)' is the employer matching contributions made on his behalf for the applicable period to the Tax Savings Thrift Plan; and

No Matching Credits shall be credited to a Member's Post-Secondary Education Sub-account.


                     ARTICLE 5. MAINTENANCE OF ACCOUNTS

         5.1  Adjustment of Account:

         (a) As of each Validation Date each Account (and, if applicable, each Sub-account) shall be credited or debited with the amount of earnings or losses which such Account (or, if

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         PAGE 13

                 applicable, each Sub-account) would have been credited or debited, assuming it had been invested in one or more investment funds, or earned the rate of return of one or more indices of investment performance, designated by the Committee and, if applicable, elected by the Member or former Member, for purposes of measuring the investment performance of his Account (or, if applicable, each Sub-account).

         (b) The Committee shall designate at least one investment fund or index of investment performance and may designate other investment funds or investment indices to be used to measure the investment performance of Accounts. The designation of any such investment funds or indices shall not required the Affiliated Companies to invest or earmark their general assets in any specific manner. The Committee may change the designation of investment funds or indices from time to time, in its sole discretion, and any such change shall not be deemed to be an amendment affecting Member's or former Member's rights under Section 7.2.

         (c) For purposes of paragraph 5.1(a), the portion of a Member's Retirement Sub-account attributable to Matching Credits shall be credited or debited with earnings or losses based upon the performance of "Fund E" (CSX Stock Fund) under the Tax Savings Thrift Plan.


         5.2  Investment Performance Elections

         (a) In the event the Committee designates more than one investment fund or index of investment performance under
                 Section 5.1, each Member and, if applicable, former Member, shall file an initial investment election with the Committee with respect to the investment of his Salary Deferrals within such time period and on such form as the Committee may prescribe. The election shall designate the investment fund or funds or index or indices of investment performance which shall be used to measure the investment performance of the Member's Salary Deferrals. The election shall be effective as of the beginning of the payroll period next following the date the election is fled. The election shall be in increments of 10%.

         (b) In the event the Committee designates more than one investment fund or index under Section 5.1, each Member shall file an initial investment election each calendar year in which he defers an Award with respect to the amount deferred. The election shall be made within such time period and on such form as the Committee prescribes and shall be in increments of 10% of the amount deferred. The election shall be effective on the Valuation Date on which the amount determined is credited to the Member's Account.


                                   - 13 -



         PAGE 14

         (c) A Member may not elect separate investment funds or indices of investment performance with respect to each Sub-account.


         5.3  Changing Investment Elections:

         (a) A Member may change his election in Section 5.2(a) with respect to his future Salary Deferrals, no more than four times in any calendar year, by filing an appropriate written notice with the Committee The notice shall be effective as of the beginning of the first payroll period following the date the notice is filed with the Committee.

         (b) A Member or, if applicable, former Member may change his election of the investment fund or funds or index or indices of investment performance used to measure the future investment performance of his existing Account balance, by filing an appropriate written notice with the Committee.
                 Any change in the investment fund or funds or index or indices of investment performance shall apply pro-rata to all Sub-accounts. The election shall be effective as of the last business day of the calendar quarter following the month in which the notice is filed. No election under this paragraph 5.3(b) shall apply to the portion of a Member's Account attributable to Matching Credits.


         5.4 Vesting of Account: Each Member shall be fully vested in his Account.


         5.5 Individual Accounts: The Committee shall maintain, or cause to be maintained, records showing the individual balances of each Account and, if applicable, each Sub-account. At least once a year, each Member and, if applicable, former Member shall be furnished with a statement setting forth the value of his Account and, if applicable, his Sub-accounts.



                      ARTICLE 6. PAYMENT OF BENEFITS

         6.1  Commencement of Payment:

         (a) The distribution of the Member's or former Member's Account shall commence, pursuant to Section 6.2, on or after the occurrence of (i), (ii), (iii) or (iv) below, as designated by the Member on his initial Deferral Agreement executed following his employment by the Participating Companies:

            (i) the Member's termination of employment with the Affiliated Companies;

            (ii) attainment of a designated age not earlier than age 59-1/2 nor later than age 70-1/2,

                                   - 14 -



         PAGE 15

            (iii)the earlier of (i) or (ii) above, or

            (iv) the later of (i) or (ii) above.

         In the event a Member elects either (ii) or (iii) above, he may not elect an age less than three (3) years subsequent to his current age. A Member or former Member shall not change his designation of the event which entitles him to distribution of this Account, except as provided in paragraph 6.1(b) below.


         (b) A Member or former Member may change his designation of the event which entitles him to distribution of his Account under paragraph 6.1(a) above, no more than once in any calendar year, by filing with the Committee an amendment to his initial Deferral Agreement on or before December 30 (or the last preceding business day if December 30 is not a weekday). The change shall be limited to those events entitling a Member to distribution that are described in paragraph 6.1(a) above, shall be subject to approval of the Committee and shall be effective as of the last Valuation Date of the calendar year in which the change is filed. An election under this paragraph 6.1(b) shall result in the forfeiture of five percent (5%) of the Member's or former Member's Account, unless the provisions of Section 6.1(d) apply, determined as of the Valuation Date upon which the election is effective. A forfeiture under this Section 6.1(b) shall be in addition to a forfeiture incurred by the Member, if any, under Section 6.2(b).

         (c) Notwithstanding anything in this Section 6.1 or Article 9 to the contrary, a Member's Account shall be distributed upon his death.

         (d) A Member may not change the designation of the event which entitles him to distribution of one or more Post-Secondary Education Sub-accounts, except that a Member may transfer the entire amount in any Post-Secondary Education Sub-account to one or more other Post-Secondary Education Sub-accounts and his Retirement Sub-account, or any combination thereof, subject to forfeiture of five percent (5%) of the Sub-account so transferred, as provided in Article 9.


         6.2  Method of Payment:

         (a) A Member's or former Member's Account (or, if applicable, Retirement Sub-account) shall be distributed to him, or in the event of his death to his Beneficiary, in a cash single sum payment s soon as administratively practicable following the January 1 coincident with or next following the date the Member incurs the distributable event elected under Section
                 6.1 or his date of death, as the case may be. Matching Credits earned in respect to periods following the date of

                                   - 15 -



         PAGE 16

                 such distributable event shall be paid directly to the Member in cash as soon as practical. Notwithstanding the foregoing, a Member or former Member may elect to receive distribution of his Account in installments over a period not to exceed fifteen (15) years. Installments shall be determined s of each June 30 and December 31 and shall be paid as soon as administratively practicable thereafter. Installments shall commence as of the June 30 or December 31 coincident with or next following the date the Member incurs the distributable event elected under Section 6.1, or as soon as administratively practicable thereafter. The amount of each installment shall equal the balance in the Account as of the Valuation Date of determination, divided by the number of remaining installments (including the installment being determined). The election shall be made on his initial Deferral Agreement and shall be irrevocable except as provided in paragraph 6.2(b) below. If a Member or former Member dies before payment of the entire balance of his Account, the remaining balance shall be paid in a single sum to his Beneficiary as soon as administratively practicable following the January 1 coincident with or next following his date of death.

         (b) Notwithstanding paragraph 6.2(a) above, a Member or former Member may change the form in which his Account is distributed, no more than once in any calendar year, by filing with the Committee an amendment to his initial Deferral Agreement on or before December 30 (or the last preceding business day if December 30 is not a weekday).
                 The change shall be limited to those forms of distribution described in paragraph 6.2(a) above, shall be subject to approval of the Committee and shall be effective as of the last Valuation Date of the calendar year in which it is filed. An election under this paragraph 6.2(b) shall result in the forfeiture of five percent (5%) of the Member's or former Member's Account, unless the provisions of Section 6.2(c) apply, determined as of the Valuation Date upon which the election is effective. A forfeiture under this Section 6.2(b) shall be in addition to a forfeiture incurred by the Member, if any, under Section 6.1(b).

         (c) In the event the Member's Account consists of a Retirement Sub-account and ne or more Post-Secondary Education Sub-accounts, the provisions of this Section 6.2 shall apply exclusively to the Member's Retirement Sub-account. A Member may not change the form in which his Post-Secondary Education Sub-accounts are distributed, except that a Member may transfer the entire amount in any Post-Secondary Education Sub-account to one or more other Post-Secondary Education Sub-accounts and his Retirement Sub-account, or any combination thereof, subject to forfeiture of five percent (5%) of the Sub-account so transferred, as provided in Article 9.


                                   - 16 -



         PAGE 17

         6.3 Applicability: In the event the Member's Account consists of a Retirement sub-account and one or more Post-Secondary Education Sub-accounts, the provisions of Sections 6.1(a) and 6.1(b) and 6.2 shall apply exclusively to the Member's Retirement Sub-account.


         6.4  Hardship

         (a) While employed by the Participating Companies, a Member or former Member may, in the event of a severe financial hardship, request a withdrawal from his Account. The request shall be made in a time and manner determined by the Committee, shall not be for a greater amount than the amount required to meet the financial hardship, and shall be subject to approval by the Committee.

         (b) For purposes of this Section 6.3 financial hardship shall include:

            (i) education of a dependent child where the Member or former Member shows that without the withdrawal under this Section the education would be unavailable to the child;

            (i) illness of the Member or former or his dependents, resulting in severe financial hardship to the member or former Member

            (iii)the loss of the Member's or former Member's home or its contents, to the extent not reimbursable by insurance or otherwise, if such loss results in a severe financial hardship to the Member or former Member;

            (iv) any other extraordinary circumstances of the Member or former Member approved by the Committee if such circumstances would result in a present or impending critical financial need which the Member or former Member is unable to satisfy with funds reasonably available from other sources.


         6.5 Designation of Beneficiary: A Member or former Member may, in a time and manner determined by the Committee, designate a beneficiary and one or more contingent beneficiaries (which may include the Member's or former Member's estate) to receive any benefits which may be payable under this Plan upon his death. If the Member or former Member fails to designate a beneficiary or contingent beneficiary, or if the beneficiary and the contingent beneficiaries fail to survive the Member or former Member, such benefits shall be paid to the Member's or former Member's estate. A Member or former Member may revoke or change any designation made under this Section 6.4 in a time and manner determined by the Committee.


         6.6 Special Distribution Rules: Notwithstanding anything to the contrary in this Plan, if (a) a Member or former Member becomes the owner, director or employee of a competitor of the Affiliated Companies, (b) his

                                   - 17 -



         PAGE 18

employment is terminated by an Affiliated Company on account of actions by the Member which are detrimental to the interests of the Affiliated Company, or
(c) he engages in conduct subsequent to the termination of his employment with the Affiliated Companies which the Committee determines to be detrimental to the interests of an Affiliated Company, then the Committee may, in its sole discretion, pay the Member or former Member a single sum payment equal to the balance in his Account. The single sum payment shall be made as soon as practicable following the date the Member or former Member becomes an owner, director or employee of a competitor, his termination of employment or the Committee's determination of detrimental conduct, as the case may be, and shall be in lieu of all other benefits which may be payable to the Member or former Member under this Plan.


         6.7 Status of Account Pending Distribution: Pending distribution, a former Member's Account (and, if applicable, a former Member's Sub-accounts) shall continue to be credited with earnings and losses as provided in Section
5.1. The former Member shall be entitled to change his investment elections under Section 5.3 or apply for Hardship withdrawals under Section 6.3 to the same extent as if he were a Member of the Plan. In the event of the death of a Member or former Member, his Account (and, if applicable, his Sub-accounts) shall be credited with earnings and losses as if the Account had earned the same rate of return as the CSX Corporation Cash Pool Earnings Rate or, in the sole discretion of the Committee, the rate of return of such other index of investment performance or investment fund which may be designated by the Committee as a measure for investment performance of Members' or former Members' Accounts (and, if applicable, their Sub-accounts), commencing with the Valuation Date coincident with or next following the Member's or former Member's date of death.


         6.8 Installments and Withdrawals Pro-Rata: In the event of an installment payment or hardship withdrawal, such payment or withdrawal shall be made on a pro-rate basis from the portions of the Member's or former Member's existing Account balance which are subject to different measures of investment performance In the event of a hardship withdrawal, the withdrawal shall be made on a pro-rata basis from the Member's or former Member's Sub-accounts.


         6.9 Acceleration of Payments: If the Committee determines that a Change of Control has occurred, each Participant (whether or not then receiving payments under the Plan) shall be entitled to receive, and the Committee shall cause the Corporation to pay within 7 days of such determination, a lump sum payment equal to the value of each Member or former Member's Accounts (determined under Article 5) as of the Valuation Date coinciding with or next preceding the date of Change of Control. The value of each Member or former Member's Accounts and the amount of the lump sum to be paid pursuant to this Section 6.9 shall be determined by the Corporation's accountants after consultation with the entity then maintaining the Plan records for each Member's Account. Upon payment of the lump sum, all further Deferrals under the Plan shall terminate.



                                   - 18 -



         PAGE 19

                    ARTICLE 7. AMENDMENT OR TERMINATION

         7.1 Right to Terminate: The Board may, in its sole discretion, terminate this Plan and the related Deferral Agreements at any time. In the event the Plan and related Deferral Agreements are terminated, each Member, former Member and Beneficiary shall receive a single sum payment equal to the balance in his Account. The single sum payment shall be made as soon as practicable following the date the Plan is terminated and shall be in lieu of any other benefit which may be payable to the Member, former Member or Beneficiary under this Plan.


         7.2 Right to Amend: The Board may, in its sole discretion, amend this Plan and the related Deferral Agreements in any way on 30 days prior notice to the Members and, where applicable, former Members. If any amendment to this Plan or to the Deferral Agreements shall adversely affect the rights of a Member or former Member, such individual must consent in writing to such amendment prior to its effective date. if such individual does not consent to the amendment, the Plan and related Deferral Agreements shall be deemed to be terminated with respect to such individual and he shall receive a single sum payment of his Account as soon thereafter as is practicable. Notwithstanding the foregoing, the Committee's change in any investment funds or investment index under Section 5.1(b) or the restriction of future deferrals under the salary deferral program or award deferral program shall not be deemed to adversely affect any Member's or former Member's rights.


         7.3 Uniform Action: Notwithstanding anything in the Plan to the contrary, any action to amend or terminate the Plan or the Deferral Agreements must be taken in a uniform and nondiscriminatory manner.


                       ARTICLE 8. GENERAL PROVISIONS

         8.1 No Funding: Nothing contained in this Plan or in a Deferral Agreement shall require the Affiliated Companies to segregate any monies from their general funds, or to create any trusts, or to make any special deposits for any amounts to be paid to any Member, former Member, beneficiary or contingent beneficiary. Neither the Member, former Member, his beneficiary, contingent beneficiaries, heirs or personal representatives shall have any right, title or interest in or to any funds of the Affiliated Companies on account of this Plan or on account of having completed a Deferral Agreement.


         8.2 No Contract of Employment: The existence of this Plan or of a Deferral Agreement does not constitute a contract for continued employment between an Eligible Executive or a Member and an Affiliated Company. The Affiliated Companies reserve the right to modify an Eligible Executive's or Member's remuneration and to terminate an Eligible Executive or a Member for any reason and at any time, notwithstanding the existence of this Plan or of a Deferral Agreement.




                                   - 19 -



         PAGE 20

         8.3 Withholding Taxes: All payments under this Plan shall be net of an amount sufficient to satisfy any federal, state or local withholding tax requirements.


         8.4 Nonalienation: The right to receive any benefit under this Plan may not be transferred, assigned, pledged or encumbered by a Member, former Member, beneficiary or contingent beneficiary in any manner and any attempt to do so shall be void. No such benefit shall be subject to garnishment, attachment or other legal or equitable process without the prior written consent of the Affiliated Companies.


         8.5  Administration:

         (a) This Plan shall be administered by the Compensation and Pension Committee of the Board. The Committee shall interpret the Plan, establish regulations to further the purposes of the Plan and take any other action necessary to the proper operation of the Plan.

         (b) The Board, in its sole discretion and upon such terms as it may prescribe, may permit any company or corporation directly or indirectly controlled by the Corporation to participate in the Plan.

         (c) Prior to paying any benefit under this Plan, the Committee may require the Member, former Member, beneficiary or contingent beneficiary to provide such information or material as the Committee, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under this Plan. The Committee may withhold payment of any benefit under this Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness.

         (d) The Committee shall provide adequate notice in writing to any Member, former Member, beneficiary or contingent beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded to any such Member, former Member, beneficiary or contingent beneficiary for a full and fair review by the Committee of its decision denying the claim. The Committee's decision on any such review shall be final and binding on the Member, former Member, beneficiary or contingent beneficiary and all other interested persons.

         (e) All acts and decisions of the Committee shall be final and binding upon all Members, former Members, beneficiaries, contingent beneficiaries and employees of the Affiliated Companies.



                                   - 20 -



         PAGE 21

         8.6  Construction

         (a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel and all rights hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         (b) The masculine pronoun shall mean the feminine wherever appropriate.

         (c) The captions inserted herein are inserted as a matter of convenience and shall not affect the construction of the Plan.


             ARTICLE 9. POST-SECONDARY EDUCATION SUB-ACCOUNTS

         9.1  Post-Secondary Education Sub-accounts:

         (a) Notwithstanding any provision of this Plan to the contrary, with respect to amounts deferred under Salary Deferral Agreements and Award Deferral Agreements effective on or after December 31, 1990, a Member may direct the Committee to establish a separate sub-account in the name of one or more of:

            (i)  each of the Member's children,

            (ii) each of the Member's brothers, sisters, their spouses, the
                 Member's spouse, or

            (iii)each of the foregoing's lineal descendants, for the payment of their expenses directly or indirectly arising from enrollment in a college, university, or any other post-secondary institution of higher learning. Each sub-account established pursuant to this paragraph 9.1(a) shall be referred to as a "Post-Secondary Education Sub-account."

         (b) The Member may instruct the Committee to allocate all or a portion of any amount deferred under an Award Deferral Agreement in respect to an Award granted after December 31, 1990 to one or more of the Post-Secondary Education Sub-accounts established pursuant to Section 9.1(a).

         (c) A Member may instruct the Committee to allocate all or any portion of the amount he defers for periods commencing after December 31, 1990 pursuant to his Salary Deferral Agreement to one or more of the Post-Secondary Education Sub-accounts established pursuant to Section 9.1(a).

         (d) Any elections pursuant to paragraphs 9.1(a) and 9.1(b) shall be made in whole percentages.


                                   - 21 -



         PAGE 22

         (e) No Matching Credits shall be allocated to any Post-Secondary Education Sub-account.


         9.2  Distribution of Post-Secondary Education Sub-accounts:

         (a) Amounts allocated to one or more of a Member's Post-Secondary Education Sub-accounts shall be distributed to the Member upon the attainment of the certain age of the Member, specifically designated by the Member for this purpose with regard to that Sub-account.

         (b) A Member or former Member may transfer the entire amount but not less than that amount in any Post-Secondary Education Sub-account to one or more other Post-Secondary Education Sub-accounts, his Retirement Sub-account, or any combination thereof, by filing the appropriate form or forms with the Committee not later than the last business day of the calendar year preceding the year in which distribution of that Post-Secondary Education Sub-account was to begin. A transfer under this paragraph 9.2(b) shall result in the forfeiture of five percent (5%) of the Member's or former Member's Sub-account so transferred, determined as of the Valuation Date upon which the transfer is effective. In no event may a Member transfer all or any portion of the amount in his Retirement Sub-account to his Post-Secondary Education Sub-accounts. Except as provided in this paragraph 9.2(b) or 9.2(c) below, a Member or former Member may not change the time or form of distribution of his Post-Secondary Education Sub-accounts.

         (c) In the event that the individual for whom a Post-Secondary Education Sub-account is established dies while funds remain in that Sub-account, a Member or former Member may transfer without penalty the entire amount but not less than that amount in that Sub-account in accordance with the provisions of (i) or (ii) below:

            (i) to one or more existing Post-Secondary Education Sub-accounts and/or a new Post-Secondary Education Sub-account established in accordance with the provisions of Section
                 9.01 hereof; or

            (ii) to a Retirement Sub-account.

                 If a Member or former Member elects to transfer funds in accordance with (ii) and he has not previously established a Retirement Sub-account, such a Sub-account shall be established automatically and the Member or former Member promptly thereafter will be required to execute an amendment to his initial Deferral Agreement which shall specify the option under Section 6.1(a) which will entitle him to distribution of the Retirement Sub-account and the form of distribution under Section 6.2(a).

                                   - 22 -



         PAGE 23

         (d) A Member's or former Member's Post-Secondary Education Sub-accounts shall be distributed to him, or in the event of his death to his Beneficiary, in a cash single sum payment as soon as administratively practicable following the January 1 coincident with or next following the date the Member incurs the distributable event or events elected under paragraph 9.2(a) or his date of death, as the case may be. Notwithstanding the foregoing, a Member or former Member may elect to receive distribution of one or more of his Post-Secondary Education Sub-accounts in installments over a period not to exceed six (6) years. Installments shall be determined as of each June 30 and December 31 and shall be paid as soon as administratively practicable thereafter. installments shall commence s of the June 30 or December 31 coincident with or next following the date the Member incurs the distributable event elected under paragraph 9.2(a) with regard to a Sub-account, or as soon as administratively practicable thereafter. The amount of each installment shall equal the balance in the applicable Post-Secondary Education Sub-account as of the Valuation Date of determination, divided by the number of remaining installments (including the installment being determined). If a Member or former Member dies before payment of the entire balance of all of his Post-Secondary Education Sub-accounts, the remaining balance or balances, as the case may be, shall be paid in a single sum to his Beneficiary as soon as administratively practicable following the January 1 coincident with or next following his date of death.


         9.3 Construction: To the extent any provision in this Article 9 is inconsistent with any other provision of this Plan, the provisions in Article 9 shall govern.




















                                   - 23 -